Exhibit 99.1
Investor Relations Contact:
Michael Magaro
(925) 379-6000
Michael.Magaro@workday.com

Media Contact:
Eric Glass
(415) 432-3056
Eric.Glass@Workday.com

Workday Announces Fiscal 2018 First Quarter Financial Results

Subscription Revenues of $399.7 Million, Up 42.7% Year Over Year

Total Revenues of $479.9 Million, Up 38.0% Year Over Year

PLEASANTON, CA - (June 1, 2017) - Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal first quarter ended April 30, 2017.

•	Total revenues were $479.9 million, an increase of 38.0% from the first quarter of fiscal 2017. Subscription revenues were $399.7 million, an increase of 42.7% from the same period last year.

•
Operating loss was $60.2 million, or negative 12.5% of revenues, compared to an operating loss of $71.5 million, or negative 20.6% of revenues, in the same period last year. Non-GAAP operating profit for the first quarter was $61.0 million, or 12.7% of revenues, compared to a non-GAAP operating profit of $13.2 million, or 3.8% of revenues, in the same period last year.[1]

•
Net loss per basic and diluted share was $0.31, compared to a net loss per basic and diluted share of $0.40 in the first quarter of fiscal 2017. Non-GAAP net income per diluted share was $0.29, compared to a non-GAAP net income per diluted share of $0.06 in the same period last year.[1]

•
Operating cash flows for the first quarter were $180.0 million and free cash flows were $149.4 million. For the trailing twelve months, operating cash flows were $367.8 million and free cash flows were $250.9 million.[2]

•	Cash, cash equivalents and marketable securities were $2.1 billion as of April 30, 2017. Unearned revenues were $1.2 billion, a 30.9% increase from the same period last year.

"Workday delivered a strong first quarter and achieved our highest net new ACV growth in nearly three years," said Aneel Bhusri, co-founder and CEO, Workday.  "As we look to the rest of fiscal 2018 and beyond, we believe our relentless focus on innovation and customer satisfaction will continue to be the differentiators that drive further momentum for our growing family of applications."

"Our fiscal 2018 got off to a great start as we delivered strong top-line growth, and record non-GAAP operating profit and operating cash flow," said Robynne Sisco, chief financial officer, Workday. "Based on our strong first quarter results, we are raising our fiscal 2018 outlook and are now expecting subscription revenue of $1.705 to $1.720 billion, or growth of 32% to 33%. We expect our second quarter subscription revenue to be between $420 and $423 million, or growth of 37% to 38%. Our business model clearly demonstrates strong economics and as we continue to scale, we are confident in our ability to deliver strong future operating margin and cash flow growth."

Recent Highlights

•
Providing customers with even greater flexibility, Workday announced the availability of Workday Financial Performance Management (FPM), which enables organizations to perform financial reporting, analytics, and planning without having to replace their general ledgers or accounting systems of record.

•
Workday also unveiled Workday Prism Analytics, which will allow customers to blend and analyze Workday data and non-Workday data from multiple sources so they can better visualize and analyze critical business information to drive more informed decision making. Workday Prism Analytics is scheduled for general availability later this calendar year.

•
In its latest feature release, Workday 28, Workday expanded its global foundation and industry-specific capabilities in Workday Financial Management, and delivered a suite of new features in Workday HCM that equip customers with even more flexibility to meet their performance management needs.

•	Workday was named one of the 100 Best Companies to Work For by Fortune and Great Place to Work Institute for the third consecutive year, ranking #18 on this year’s list.

•	Workday also was ranked #1 in the large company category of the San Francisco Business Times / Silicon Valley Business Journal’s Best Places to Work in the Bay Area list.

Workday plans to host a conference call today to review its first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through Workday's Investor Relations website. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

Workday intends to use the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Non-GAAP operating profit (loss) and non-GAAP net income (loss) per share exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and debt discount and issuance costs associated with convertible notes. See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

2 Free cash flows are defined as operating cash flows minus capital expenditures (excluding owned real estate projects). See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday's second quarter and fiscal year subscription revenue projections, operating margins and cash flow growth. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," “plans,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers' data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday's results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-K for the fiscal year ended January 31, 2017 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2017. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2017	January 31, 2017 *As Adjusted
Assets
Current assets:
Cash and cash equivalents	$498,931	$539,923
Marketable securities	1,616,770	1,456,822
Trade and other receivables, net	297,894	409,780
Deferred costs	51,819	51,330
Prepaid expenses and other current assets	68,406	66,590
Total current assets	2,533,820	2,524,445
Property and equipment, net	404,102	365,877
Deferred costs, noncurrent	114,504	117,249
Acquisition-related intangible assets, net	43,915	48,787
Goodwill	158,193	158,354
Other assets	54,207	53,570
Total assets	$3,308,741	$3,268,282
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,182	$26,824
Accrued expenses and other current liabilities	71,161	61,582
Accrued compensation	110,227	110,625
Unearned revenue	1,079,874	1,086,212
Total current liabilities	1,289,444	1,285,243
Convertible senior notes, net	541,393	534,423
Unearned revenue, noncurrent	120,389	135,331
Other liabilities	36,658	36,677
Total liabilities	1,987,884	1,991,674
Stockholders’ equity:
Common stock	205	202
Additional paid-in capital	2,791,520	2,681,200
Accumulated other comprehensive income (loss)	(190)	2,071
Accumulated deficit	(1,470,678)	(1,406,865)
Total stockholders’ equity	1,320,857	1,276,608
Total liabilities and stockholders’ equity	$3,308,741	$3,268,282
* Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2017	2016
		*As Adjusted
Revenues:
Subscription services	$399,736	$280,168
Professional services	80,125	67,509
Total revenues	479,861	347,677
Costs and expenses(1):
Costs of subscription services	59,798	49,200
Costs of professional services	76,913	59,427
Product development	196,439	141,778
Sales and marketing	155,709	127,619
General and administrative	51,202	41,183
Total costs and expenses	540,061	419,207
Operating loss	(60,200)	(71,530)
Other expense, net	(1,663)	(5,838)
Loss before provision for income taxes	(61,863)	(77,368)
Provision for income taxes	2,181	1,135
Net loss	$(64,044)	$(78,503)
Net loss per share, basic and diluted	$(0.31)	$(0.40)
Weighted-average shares used to compute net loss per share, basic and diluted	203,818	194,529

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$5,691	$4,397
Costs of professional services	8,021	5,293
Product development	51,029	32,968
Sales and marketing	23,159	19,002
General and administrative	19,888	16,575
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2017	2016
		*As Adjusted
Cash flows from operating activities
Net loss	$(64,044)	$(78,503)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	33,377	26,124
Share-based compensation expenses	107,788	78,235
Amortization of deferred costs	13,637	10,439
Amortization of debt discount and issuance costs	6,950	6,599
Other	2,678	(318)
Changes in operating assets and liabilities:
Trade and other receivables, net	111,815	98,319
Deferred costs	(11,381)	(9,226)
Prepaid expenses and other assets	(3,050)	2,388
Accounts payable	(565)	(1,722)
Accrued expenses and other liabilities	4,089	5,545
Unearned revenue	(21,272)	24,937
Net cash provided by (used in) operating activities	180,022	162,817
Cash flows from investing activities
Purchases of marketable securities	(613,251)	(633,956)
Maturities of marketable securities	441,870	625,588
Sales of available-for-sale securities	9,074	200
Owned real estate projects	(29,539)	(18,986)
Capital expenditures, excluding owned real estate projects	(30,593)	(34,478)
Purchases of cost method investments	(450)	(100)
Other	—	388
Net cash provided by (used in) investing activities	(222,889)	(61,344)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	2,253	3,381
Other	(44)	376
Net cash provided by (used in) financing activities	2,209	3,757
Effect of exchange rate changes	(132)	638
Net increase (decrease) in cash, cash equivalents and restricted cash	(40,790)	105,868
Cash, cash equivalents and restricted cash at the beginning of period	541,894	300,087
Cash, cash equivalents and restricted cash at the end of period	$501,104	$405,955

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$498,931	$404,604
Restricted cash included in Prepaid expenses and other current assets	2,173	1,351
Total cash, cash equivalents and restricted cash	$501,104	$405,955

Supplemental cash flow data
Cash paid for interest	$—	$4
Cash paid for income taxes	1,346	581
Non-cash investing and financing activities:
Vesting of early exercise stock options	$282	$460
Property and equipment, accrued but not paid	32,515	21,507
Non-cash additions to property and equipment	142	521
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230), both of which we adopted on February 1, 2017.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2017
(in thousands, except per share data) (unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$59,798	$(5,691)	$(546)	$—	$53,561
Costs of professional services	76,913	(8,021)	(906)	—	67,986
Product development	196,439	(51,029)	(8,962)	—	136,448
Sales and marketing	155,709	(23,159)	(1,674)	—	130,876
General and administrative	51,202	(19,888)	(1,318)	—	29,996
Operating income (loss)	(60,200)	107,788	13,406	—	60,994
Operating margin	(12.5)%	22.5%	2.7%	—%	12.7%
Other income (expense), net	(1,663)	—	—	6,950	5,287
Income (loss) before provision for (benefit from) income taxes	(61,863)	107,788	13,406	6,950	66,281
Provision for (benefit from) income taxes	2,181	—	—	—	2,181
Net income (loss)	$(64,044)	$107,788	$13,406	$6,950	$64,100
Net income (loss) per share (1)	$(0.31)	$0.53	$0.05	$0.02	$0.29

(1)
GAAP net loss per share calculated based upon 203,818 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 222,065 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $8.5 million, and amortization of acquisition-related intangible assets of $4.9 million.
Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2016
(in thousands, except per share data) (unaudited)

	GAAP *As Adjusted	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP *As Adjusted
Costs and expenses:
Costs of subscription services	$49,200	$(4,397)	$(319)	$—	$44,484
Costs of professional services	59,427	(5,293)	(490)	—	53,644
Product development	141,778	(32,968)	(3,794)	—	105,016
Sales and marketing	127,619	(19,002)	(1,090)	—	107,527
General and administrative	41,183	(16,575)	(812)	—	23,796
Operating income (loss)	(71,530)	78,235	6,505	—	13,210
Operating margin	(20.6)%	22.5%	1.9%	—%	3.8%
Other income (expense), net	(5,838)	—	—	6,599	761
Income (loss) before provision for (benefit from) income taxes	(77,368)	78,235	6,505	6,599	13,971
Provision for (benefit from) income taxes	1,135	—	—	—	1,135
Net income (loss)	$(78,503)	$78,235	$6,505	$6,599	$12,836
Net income (loss) per share (1)	$(0.40)	$0.38	$0.04	$0.04	$0.06

(1)
GAAP net loss per share calculated based upon 194,529 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 212,863 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $5.2 million, and amortization of acquisition-related intangible assets of $1.3 million.
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2017	2016
		*As adjusted
Net cash provided by (used in) operating activities	$180,022	$162,817
Capital expenditures, excluding owned real estate projects	(30,593)	(34,478)
Free cash flows	$149,429	$128,339

	Trailing Twelve Months Ended April 30,
	2017	2016
		*As adjusted
Net cash provided by (used in) operating activities	$367,831	$329,255
Capital expenditures, excluding owned real estate projects	(116,928)	(139,825)
Free cash flows	$250,903	$189,430
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230), both of which we adopted on February 1, 2017.

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures of non-GAAP operating income (loss) and non-GAAP net income (loss) per share differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures (excluding owned real estate projects) as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash flows generated by normal recurring activities to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted stock unit awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and shares offered under our Employee Stock Purchase Plan, which are elements of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•
Other Operating Expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting certain capital expenditures that are considered to be an ongoing operational component of our business. Capital expenditures deducted from cash flows from operations do not include purchases of land and buildings, and construction costs of our new development center and of other owned buildings. We exclude these owned real estate projects as they are infrequent, non-recurring in nature and distinctly separate from our ongoing business operations. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.